UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2009

BROADVIEW INSTITUTE, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-8505	41-0641789
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8089 Globe Drive Woodbury, Minnesota	55125
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 332-8000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 13, 2009, the Board of Directors (the “Board”) of Broadview Institute, Inc. (the “Company”) revised its compensation arrangement for the Board’s directors for the 2010 and 2011 fiscal years. Under the revised arrangement applicable for those two fiscal years, the Board (i) eliminated all cash fees that, under the prior compensation arrangement, would be paid to directors for serving as a director or would be paid to directors for attending Board or Committee meetings and (ii) granted each of the Company’s five directors (Terry L. Myhre, James S. Redpath, Robert A. Kramarczuk, Roger C. Kuhl and Norman H. Winer) a two-year restricted stock award for 16,000 shares of Company common stock under the Company’s 2006 Equity Incentive Plan. Four thousand (4,000) shares of each restricted stock award were vested at the time of grant, reflecting payment for the director’s services during the first two fiscal quarters of the current 2010 fiscal year, and each award will continue to vest at a rate of 2,000 shares per fiscal quarter beginning with the Company’s fiscal quarter ending December 31, 2009. If any director receiving a restricted stock award ceases to serve as a director for any reason during the award’s vesting period, such director’s restricted stock award shall cease vesting, and all unvested shares pursuant to such award shall be forfeited to the Company without payment of any consideration therefor to the director. The $1,800 cash payment per fiscal quarter paid by the Company to the Chair of its Audit Committee for services as Chair will continue as currently provided under the Company’s existing compensation arrangement.
The Board has not set director compensation for any period beyond its 2010 and 2011 fiscal years but anticipates that director compensation for periods beyond those two fiscal years (whether in the form of cash, stock, a combination of the two or otherwise) will be established by the Board on or about the end of the Company’s 2011 fiscal year as the restricted stock awards granted on October 13, 2009 fully vest.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 13, 2009, the Board awarded stock bonuses to Jeffrey D. Myhre, Chief Executive Officer of the Company, and Kenneth J. McCarthy, Chief Financial Officer of the Company, in the amount of 20,000 shares and 10,000 shares, respectively, of common stock of the Company. The Board awarded these bonuses in recognition of Mr. Myhre’s and Mr. McCarthy’s leadership in managing the Company’s stability and performance. The stock bonuses are not subject to forfeiture or any vesting requirements and were not made pursuant to the Company’s 2006 Equity Incentive Plan.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits: 10.1 Form of Director Restricted Stock Award Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 19, 2009

BROADVIEW INSTITUTE, INC.
By	/s/ Kenneth J. McCarthy
Kenneth J. McCarthy
Chief Financial Officer

EXHIBIT INDEX
Broadview Institute, Inc.
Form 8-K Current Report

Exhibit Number	Description
10.1	Form of Director Restricted Stock Award Agreement